Bancshares

Welcome!
2014 Annual Meeting
June 25, 2014

T Bancshares

2013 was a Heck of a Year!

- Grew to $144.5 million in total assets.
- Net income of $4.1 million.
- ROAA 3.2% - ROAE 23.28%.
- Earnings per share - $1.01
- Net loan growth of 22%.
- Trust assets over $1 billion.

Bancshares

Banking Concierge



- Ramped up in August 2013.
- New accounts up 2X-3X monthly.
- Approximately 2.5 days per week spent on mobile banking services.
- Primarily a marketing vehicle.

Moved into Main Office location

- Superior visibility on Dallas Tollway corridor.
- 97% leased with 21 thousand sq. ft. leased to third parties.
- Building expenses largely offset by lease income.
- Control over current and future occupancy expense.
- Improved employee environment.
- Space for future expansion/growth.

Bancshares

So Far This Year

- Gross loan origination (committed amounts) of $30.1 million.
  - SBA - $14.8 million.
  - Dental/Professional - $7.9 million.
  - Community Bank - $7.4 million.
- Loan sales of $2 million.
- Net loans - $128.4 million including $9.1 million HFS
- Income as of March 31, 2014 was $246k.

Bancshares

What We're Doing in 2014

- Financially – Keep it up. That's a tall order! Accruing for taxes. Stiff loan competition.
- Upgrade/update website and e-banking products.
- Refresh brand and message.
- Focus on shareholder value – Stock as "Currency".

Bancshares



$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
12/31/2011
1/31/2012
2/29/2012
3/31/2012
4/30/2012
5/31/2012
6/30/2012
7/31/2012
8/31/2012
9/30/2012
10/31/2012
11/30/2012
12/31/2012
1/31/2013
2/28/2013
3/31/2013
4/30/2013
5/31/2013
6/30/2013
7/31/2013
8/31/2013
9/30/2013
10/31/2013
11/30/2013
12/31/2013
1/31/2014
2/28/2014
3/31/2014
4/30/2014
5/31/2014

TBNC Closing Price a/o Last Trading Day of Month

Bancshares



32%
86%
63%
73%
64%
75%
78%
93%
89%
98%
111%
12/31/2011
3/30/2012
6/28/2012
9/26/2012
12/25/2012
3/25/2013
6/23/2013
9/21/2013
12/20/2013
3/20/2014
6/18/2014

Price to Tangible Book Value as of Last Trading Day of each Quarter

Unaudited

T Bancshares

Non-S banks and thrifts with total assets of $100 MM – $1B

2014 Rank	2013 Rank		Total assets ($000)	2013 ROAE (%)	2013 ROAA (%)
1	2452	Liberty Shares, Hinesville, GA	$593,103	45.80	0.54
2	615	HMN Financial, Rochester, MN	$648,371	41.79	4.54
3	N/A	American Bank, St. Paul, MN	$312,984	36.44	2.05
4	1080	National Bancorp, Schaumburg, IL	$465,702	33.05	2.62
5	1591	Community Bk of Pickens County, Jasper, GA	$336,299	31.89	1.81
6	2083	Coconut Grove Bankshares, Miami, FL	$591,480	30.53	4.23
7	151	Pacific City Financial, Los Angeles, CA	$755,910	29.38	3.14
8	44	Community Banc-Corp, Sheboygan, WI	$548,025	28.48	1.21
9	819	First Covenant Bank, Commerce, GA	$151,222	27.70	1.82
10	1107	First National Bank, Howell, MI	$311,229	26.41	1.01
11	17	Crestmark Bank, Troy, MI	$499,298	25.34	3.32
12	58	Greer State Bank, Greer, SC	$357,918	25.29	2.55
13	465	Peoples Bank & Trust, Buford, GA	$274,455	25.11	1.06
14	527	Pacific Valley Bank, Salinas, CA	$212,243	24.51	2.90
15	1540	Citizens Commerce NB, Versailles, KY	$208,566	24.45	0.80
16	708	State Bank, Fenton, MI	$330,685	24.19	2.19
17	14	Security First National Bank, Hugo, OK	$101,676	24.19	2.01
18	71	T Bank, NA, Dallas, TX	$144,560	24.02	3.28
19	23	NewBank, Flushing, NY	$182,349	23.63	2.92
20	845	Mountain Commerce Bank, Erwin, TN	$324,292	23.31	2.07
21	10	Sunrise Bank, Cocoa Beach, FL	$106,134	23.28	2.22
22	N/A	First Security Group, Chattanooga, TN	$977,574	23.14	1.23
23	1630	LincolnWay Community Bank, New Lenox, IL	$137,494	22.66	2.20
24	26	EvaBank, Cullman, AL	$323,275	22.38	2.40
25	8	Carolina Financial, Charleston, SC	$881,775	22.25	1.89

Source: SNL Financial, LC, 2014 More data at http://tinyurl.com/TopCB-rankings

TBNC ranked 18 out of 4,053 banks in this asset size range.

Source: ABA Banking Journal, June 2014

T Bancshares

Peer Group Comparison

Company	Ticker	Market Cap ($)	52-Week Avg Daily Volume	Div Yield (%)	Price / TBV (%)	Price / LTM Earnings (x)	Total Assets ($)	TCE / TA (%)	NPAs / Total Assets (%)	Texas Ratio (%)	ROAA LTM (%)	NIM LTM (%)	Cost of Funds (%)
T Bancshares, Inc.	**TBNC**	**22,121**	**1,672**	**NA**	**106.2**	**5.9**	**151,738**	**13.07**	**1.53**	**10.75**	**2.89**	**4.88**	**0.50**
Trinity Bank, N.A.	TYBT	42,750	28	1.63	193.10	14.73	188,912	11.72	0.21	1.71	1.64	3.53	0.24
River Valley Community Bank	RVVY	27,339	142	NA	135.78	25.49	174,883	11.51	0.00	0.00	0.71	3.11	0.13
Mauch Chunk Trust Financial Corp.	MCHT	42,105	10	2.91	125.25	11.75	322,788	10.36	1.42	12.77	1.11	3.30	0.34
Golden Valley Bank	GVYB	21,920	135	1.82	122.17	15.89	151,155	11.87	0.09	0.71	0.98	3.94	0.11
High Country Bancorp, Inc.	HCBC	28,065	311	6.40	120.42	15.78	198,475	11.26	1.24	10.41	0.98	4.73	0.38
CommerceWest Bank	CWBK	58,002	6,658	NA	118.30	14.84	381,070	13.26	0.00	0.00	1.17	3.96	0.40
Commercial National Fin Corp	CNAF	59,651	720	4.99	118.26	10.17	396,099	12.68	0.02	0.18	1.56	4.09	0.20
Metairie Bank & Trust Company	MBKL	42,853	48	3.81	117.83	23.49	347,494	10.47	0.20	1.78	0.52	3.13	0.18
Commerce Union Bancshares, Inc.	CUBN	38,586	1,101	1.59	111.93	19.55	263,349	13.09	0.55	3.87	0.84	4.18	0.76
Virginia Bank Bkshrs	VABB	25,880	119	6.24	108.87	22.14	175,581	13.54	0.25	1.83	0.68	4.30	0.25
Community Business Bank	CBBC	19,998	480	NA	107.89	13.55	177,335	10.92	1.70	11.81	0.90	4.34	0.27
Lighthouse Bank	LGHT	24,847	1,127	NA	105.71	10.27	161,996	14.51	0.22	1.32	1.49	4.81	0.28
San Diego Private Bank	SDPB	50,662	991	NA	104.17	15.50	342,754	14.21	0.21	1.40	1.03	4.12	0.41
Clarion County Community Bank	CCYY	9,054	425	1.10	68.64	10.44	121,022	10.90	1.28	11.00	0.70	3.66	0.63
UNB Corporation	UNPA	7,728	11	1.48	59.44	9.11	123,638	10.52	0.18	4.34	0.67	2.80	0.76
CBC Holding Company	CBHC	6,527	10	4.65	48.73	NA	128,753	10.61	0.23	2.08	1.19	3.59	0.45
Farmers Bank of Appomattox	FBPA	17,826	114	4.86	70.98	8.91	207,669	12.10	0.71	5.99	0.99	3.82	0.63
Bank of Akron	BARK	11,700	2	6.67	45.62	6.21	253,835	10.10	1.03	9.11	0.76	4.11	0.32
Minimum		**6,527**	**2**	**1.10**	**45.62**	**6.21**	**121,022**	**10.10**	**0.00**	**0.00**	**0.52**	**2.80**	**0.11**
Average		**29,750**	**691**	**3.70**	**104.62**	**14.58**	**228,712**	**11.87**	**0.53**	**4.46**	**1.00**	**3.86**	**0.37**
Median		**26,610**	**139**	**3.81**	**110.40**	**14.73**	**193,694**	**11.62**	**0.23**	**1.96**	**0.98**	**3.95**	**0.33**
Maximum		**59,651**	**6,658**	**6.67**	**193.10**	**25.49**	**396,099**	**14.51**	**1.70**	**12.77**	**1.64**	**4.81**	**0.76**

Select Peer Group of Publically Traded Banks under $400 million Asset Size

Source: SNL Financial LC

Bancshares

M&A Market: P/TBV and P/LTM Earnings


Price / Tangible Equity (%)
300.0%
250.0%
200.0%
150.0%
100.0%
50.0%
0.0%
2003Y 221.9% 193.7%
2004Y 231.6% 227.7%
2005Y 234.6% 243.4%
2006Y 249.8% 275.3%
2007Y 235.0% 237.6%
2008Y 170.5% 203.7%
2009Y 116.7% 159.4%
2010Y 116.8% 131.2%
2011Y 111.2% 142.0%
2012Y 121.5% 142.6%
2013Y 128.3% 138.4%
2014YTD 140.6% 180.8%


Price / LTM Earnings (x)
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
2003Y 19.0x 17.5x
2004Y 19.3x 21.4x
2005Y 20.0x 21.1x
2006Y 20.2x 19.9x
2007Y 21.1x 19.3x
2008Y 21.4x 17.0x
2009Y 18.9x 8.1x
2010Y 23.2x 14.4x
2011Y 18.9x 22.1x
2012Y 13.6x 11.1x
2013Y 15.5x 18.6x
2014YTD 15.1x 15.9x
U.S. Southwest

COMMERCE STREET Capital
Knowledge driving competitive advantage

Source: SNL Financial LC